EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with CapitalSouth Bancorp’s (the “Company”) Annual Report on Form 10-K for the period ended December 31, 2005 (“Report”), the undersigned certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2006	By:	/S/ W. DAN PUCKETT
W. Dan Puckett Chairman and Chief Executive Officer

Date: March 30, 2006	By:	/S/ CAROL W. MARSH
Carol W. Marsh Chief Financial Officer